CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We  consent  to  the  use  in  this  Post-Effective  Amendment  No.  46  to
Registration  Statement No. 2-76547 of Oppenheimer  Integrity Funds on Form N-1A
of our report dated February 13, 2006,  relating to the financial  statements of
Oppenheimer Core Bond Fund appearing in the Statement of Additional Information, which is part of such Registration Statement,  and to the references to us under
the   headings   “Financial   Highlights”   in  the   Prospectus   and
“Independent  Registered Public Accounting  Firm”  in the Statement of
Additional Information, which are part of such Registration Statement

/s/Deloitte & Touche LLP

Denver, Colorado
April 26, 2006